UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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HUNTINGTON INGALLS INDUSTRIES, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NEWS RELEASE Contact: Jerri Fuller Dickseski (Media) jerri.dickseski@hii-co.com 757-380-2341 Dwayne Blake (Investors) Dwayne.Blake@hii-co.com (757) 380-2104

Notice of Change of Location of Annual Meeting of Stockholders of

Huntington Ingalls Industries to Be Held on April 28, 2020

NEWPORT NEWS, Va., (April 14, 2020) — Huntington Ingalls Industries, Inc. (NYSE: HII) (the “Company”) released the following Notice to Stockholders regarding the Annual Meeting of Stockholders.

Due to the public health impact of the novel coronavirus (COVID-19) pandemic and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our stockholders, employees and communities, the location of the Annual Meeting of Stockholders of Huntington Ingalls Industries, Inc. has been changed. As previously announced, the Annual Meeting will be held at 11 a.m. EDT on Tuesday, April 28, 2020. The Annual Meeting will now be held over the internet in a virtual meeting format only, via live audio webcast. You will be able to attend the Annual Meeting only via the webcast. Stockholders are encouraged to access the Annual Meeting prior to the start time and allow ample time to log into the webcast and test their computer systems.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder at the close of business on March 4, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or other intermediary through which your shares were held as of such record date. To access, participate in and vote at the Annual Meeting at www.meetingcenter.io/259157586 (the “Annual Meeting Website”), you must enter your control number and the password for the meeting, HII2020.

For registered holders, the control number will be found on your proxy card. If you hold your shares through an intermediary, such as a bank or broker, you must register with Computershare in advance to obtain a control number to attend the Annual Meeting as a stockholder. To register you must submit proof of your proxy power (legal proxy) reflecting your Company holdings, along with your name and email address, to Computershare at legalproxy@computershare.com. To provide the required proof of proxy power, you should forward the email from your broker, or attach an image of your legal proxy, to your request email. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5 p.m., Eastern time, on April 22, 2020. You will receive a confirmation email from Computershare of your registration. If you do not

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media

have your control number, you may attend the Annual Meeting as a guest but will not have the option to participate in, vote your shares or ask questions as a stockholder at the virtual meeting.

A list of registered stockholders will be available to record stockholders during the Annual Meeting at the same website.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

All stockholders – whether virtually attending the Annual Meeting or not – are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. Stockholders may also vote online during the Annual Meeting by following the instructions available on the Annual Meeting Website.

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of professional services to partners in government and industry. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII’s Technical Solutions division supports national security missions around the globe with unmanned systems, defense and federal solutions, nuclear and environmental services, and fleet sustainment. Headquartered in Newport News, Virginia, HII employs more than 42,000 people operating both domestically and internationally. For more information, visit:

• HII on the web: www.huntingtoningalls.com

• HII on Facebook: www.facebook.com/HuntingtonIngallsIndustries

• HII on Twitter: www.twitter.com/hiindustries

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media